UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2023

PARTS iD, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38296	81-3674868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Drive

Suite C

Cranbury, New Jersey 08512

(Address of Principal Executive Offices, including Zip Code)

(609) 642-4700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock	ID	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Lind Financing

On July 14, 2023 (the “Initial Closing Date”), PARTS iD, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Lind Purchase Agreement”).

The Lind Purchase Agreements provides for loans in an aggregate principal amount of up to $10 million under various tranches (the “Lind Financing”). As of the Initial Closing Date, Lind funded $3.75 million (less commitment fees) to the Company out of the $4.75 million “First Funding Amount” (as defined in the Lind Purchase Agreement) and Lind will fund the remaining $1.0 million (less commitment fees) within 5 business days of the Company (i) having a registration statement (the “Registration Statement”) declared effective by the Securities and Exchange Commission (the “SEC”) for the registration of the shares of the Company’s Class A common stock (the “Common Stock”) issuable upon conversion of the Lind Note (as defined below) and the Lind Warrant (as defined below) and (ii) the receipt of Stockholder Approval (as defined in the Lind Purchase Agreement), if required. In consideration for the First Funding Amount, the Company issued and sold to Lind, in a private placement, (A) a senior secured convertible promissory note in the aggregate principal amount of $5,367,500 (the “Lind Note”) and (B) 12,837,838 warrants to purchase the Company’s Common Stock at an exercise price of $0.50 per share (subject to certain adjustments) (the “Lind Warrant”).

At any time while the Lind Note is outstanding and subject to certain conditions being satisfied as set forth in the Lind Purchase Agreement, the Company may deliver a written notice to Lind (an “Additional Funding Request”) requesting an increase in the amount of funding provided by Lind to the Company under the Lind Note, and such Additional Funding Request shall be equal to no less than $1.0 million and shall not exceed $5.25 million (the “Additional Funding Limit”). Within 7 business days of receiving the Additional Funding Request, Lind shall give a written response to the Company (an “Investor Response”) that provides that Lind has elected (in its sole and absolute discretion) to (i) advance the full requested amount, (ii) advance an amount less than the full requested amount or (iii) not advance any of the requested amount. In addition, Lind may, in its sole discretion and without any action by the Company, deliver written notice to the Company (an “Investor Funding Notice”) of its election to advance up to an aggregate of $2.0 million of increased funding to the Company. Any such increased funding amounts directed by Lind shall count toward the Additional Funding Limit.

The Lind Note does not bear any interest and matures on July 14, 2024. Following the date that is sixty (60) days after the earlier to occur of (A) the date the Registration Statement is declared effective by the SEC or (B) the date that any shares issued pursuant to the Lind Note may be immediately resold under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), the Company may repay all, but not less than all, of the then outstanding principal amount of the Lind Note, subject to a 5% premium. If the Company elects to prepay the Lind Note, Lind has the right to convert up to 33 1/3% of the principal amount of the Lind Note at the Conversion Price (as defined below) into shares of the Company’s Common Stock. The Lind Note is convertible, at the option of Lind, into shares of the Company’s common stock at price per share equal to the lower of $0.50 or 90% of the average of the 3 lowest daily VWAPs (as defined in the Note) during the 20 Trading Days (as defined in the Note) prior to conversion.

As collateral for the obligations under the Lind Purchase Agreement, the Company has granted to Lind a senior security interest in all of Company’s right, title, and interest in, to and under all of Company’s property (inclusive of intellectual property), subject to certain exceptions, as set forth in the LLC Guarantor Security Agreement (as defined in the Lind Purchase Agreement) and the Security Agreement (as defined in the Lind Purchase Agreement).

The Lind Warrant will expire after 5 years from the date of issuance and may be exercised on a cashless basis. The Lind Warrant provides that Lind will not have the right to exercise any portion of the Lind Warrant, if, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended, would beneficially own in excess of 4.99%, of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation by shall automatically increase to 9.99% if Lind, together with its affiliates, owns in excess of 4.99% of the Company’s outstanding Common Stock.

The Lind Purchase Agreement provides for customary shelf and piggyback registration rights with respect to the shares of Common Stock underlying the Lind Note and the Lind Warrant.

The Company intends to use the proceeds from the issuance of the Lind Note and the Lind Warrant for working capital purposes and the repayment of current indebtedness.

Titan Partners Group, a division of American Capital Partners, LLC, acted as sole placement agent for the offering.

The Lind Note and the Lind Warrant were issued by the Company in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and have not been registered under the Securities Act.

The foregoing descriptions of the Lind Purchase Agreement, the Lind Note, the Lind Warrant, Security Agreement, LLC Guarantor Security Agreement, Pledge Agreement, Guaranty and Trademark Security Agreement are not complete and are subject to, and qualified in their entirety by reference to, the full text of the Lind Purchase Agreement, the forms of Lind Note and Lind Warrant, and the full text of the Security Agreement, LLC Guarantor Security Agreement, Pledge Agreement, Guaranty and Trademark Security Agreement, which are included as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 to this Current Report on Form 8-K, respectively, and are incorporated herein by this reference.

Convertible Notes and Warrants

On July 13, 2023, the Company entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) whereby the Company agreed to issue and sell to certain investors affiliated with certain directors, officers and beneficial owners of the Company (collectively, the “Purchasers”), in a private placement (the “Note Offering”), (i) an aggregate principal amount of up to $3.25 million in junior secured convertible promissory notes (the “Convertible Notes”) and (ii) an aggregate of up to 7,738,094 warrants to purchase the Company’s Common Stock at an exercise price of $0.42 per share (subject to certain adjustments) (the “Warrants). All of the disinterested directors of the Company’s Board of Directors, as well as the disinterested directors of the Audit Committee, reviewed and approved the terms of the Purchase Agreement, Convertible Notes and Warrants.

The Convertible Note issued to the non-insider Purchaser accrues interest at 7.75% per annum, compounded semi-annually. Effective on the Maturity Date, if the Convertible Notes have not otherwise been repaid by the Company in accordance with the terms and conditions set forth therein, then at the option of the Purchasers, the outstanding balance of the Convertible Notes (including any accrued but unpaid interest thereon) (the “Note Amounts”) shall convert into that number of fully paid and nonassessable shares of the Company’s Common Stock at a conversion price equal to the respective Note Amount (as defined in the Convertible Note) divided by the Conversion Price (as defined in the Convertible Note). Upon the Company’s sale and issuance of equity or equity-linked securities pursuant to which the Company receives aggregate gross proceeds of at least $10 million (an “Equity Financing”), the Company shall repay the Note Amounts in cash. In addition, upon a Change of Control (as defined in the Convertible Notes) of the Company, the Convertible Notes shall be repaid in full at or before the closing of such transaction in cash.

The Convertible Notes are strictly subordinated to the Lind Senior Notes as more fully described in the Convertible Notes and the Convertible Notes are secured by a junior security interest in all of the Company’s right, title, and interest in and to all of the Company’s assets. The Convertible Notes mature on July 13, 2025.

The Warrants will expire after 5 years from the date of issuance and the Warrant issued to the non-insider Purchaser may be exercised on a cashless basis. The Warrants provide that a holder of Warrants will not have the right to exercise any portion of its Warrants, if such holder, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Exchange Act would beneficially own in excess of 4.99%, of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company, with any such increase not taking effect until the sixty-first day after such notice is delivered to the Company but not to any percentage in excess of 9.99%; provided that any holder of the Warrants that beneficially owns in excess of 19.99% of the number of shares of the Common Stock outstanding on the issuance date of the Warrants shall not be subject to the Beneficial Ownership Limitation.

The Purchase Agreement provides for customary shelf registration rights with respect to the shares of Common Stock underlying the Notes and Warrants.

The Company intends to use the proceeds from the issuance of the Convertible Notes and the Warrants for working capital purposes and the repayment of current indebtedness.

The Convertible Notes and the Warrants were issued by the Company in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and have not been registered under the Securities Act.

The foregoing descriptions of the Purchase Agreement, Convertible Notes and the Warrants thereby are not complete and are subject to, and qualified in their entirety by reference to, the full text of the Purchase Agreement, the forms of Convertible Note and the forms of Warrant, which are included as Exhibits 10.9, 10.10, 10.11, 10.12 and 10.13 to this Current Report on Form 8-K, respectively, and are incorporated herein by this reference.

Placement Agent Warrant

On July 14, 2023, in consideration for its services in respect of the Lind Financing described above, the Company also issued to Titan Partners Group LLC, a division of American Partners, LLC) (the “Placement Agent”) warrants to purchase 536,570 shares of the Company’s Common Stock at an exercise price per share of $0.625 (the “Placement Agent Warrant”). The Placement Agent Warrant has a 5-year term. In addition, the Company paid the Placement Agent a commission of $285,000. The Warrant also provides for customary demand and piggyback registration rights with respect to the shares of Common Stock underlying the Placement Agent Warrant.

The foregoing description of the Placement Agent thereby is not complete and are subject to, and qualified in its entirety by reference to, the form of the Placement Agent Warrant, of which is included as Exhibit 10.14 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 1.02. Termination of a Material Definitive Agreement.

As previously disclosed, the Company entered into that certain Loan and Security Agreement, dated as of October 21, 2022, as amended by that Amendment to Loan and Security Agreement, dated as of February 22, 2023 and as further amended by that Second Amendment to Loan and Security Agreement, dated as of June 16, 2023 (collectively, the “JGB Loan Agreement”), with JGC Capital, LP (“JGB Capital”), JGB Partners, LP (“JGB Partners”) and JGB (Cayman) Glenegedale Ltd. (“JGB Cayman” and collectively with JGB Capital and JGB Partners, the “Lenders”) and JGB Collateral, LLC, in its capacity as collateral agent for the Lenders (the “Agent”).

On July 13, 2023, the Company used proceeds from the Note Offering and the Lind Financing to repay the Lenders and the Loan Agreement was thereby terminated upon the receipt by the Lenders of a payoff amount of $4,318,444.46 (the “Payoff Amount”) which included the outstanding principal balance due under the JGB Loan Agreement, accrued but unpaid interest thereon and Lenders’ and Agent’s legal fees and other expenses. The Payoff Amount paid by the Company in connection with the termination of the JGB Loan Agreement was made pursuant to a payoff letter. As a result, the JGB Loan Agreement, together with all documents and agreements executed in connection therewith, have terminated and all liens associated therewith have been released, subject to the Company continuing to be bound by certain terms under the JGB Loan Agreement that customarily survive the termination of similar agreements, including, without limitation, certain indemnification obligations and the terms of the warrants previously issued to the Lenders.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01 Other Information.

On July 17, 2023, the Company issued a press release announcing the consummation of the Lind Financing and the Note Offering. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated as of July 14, 2023, by and between PARTS iD, Inc. and Lind Global Fund II LP.
10.2	Form of Senior Secured Convertible Promissory Note, dated as of July 14, 2023, issued to Lind Global Fund II LP.
10.3	Form of Common Stock Purchase Warrant, dated as of July 14, 2023, issued to Lind Global Fund II LP.
10.4	Security Agreement, dated as of July 14, 2023, by and between PARTS iD, Inc. and Lind Global Fund II LP.
10.5	Guarantor Security Agreement, dated as of July 14, 2023, by and between PARTS iD, LLC and Lind Global Fund II LP.
10.6	Pledge Agreement, dated as of July 14, 2023, by and between PARTS iD, Inc. and Lind Global Fund II LP.
10.7	Guaranty, dated as of July 14, 2023, by PARTS iD, LLC in favor of Lind Global Fund II LP.
10.8	Trademark Security Agreement, dated as of July 14, 2023, by and between PARTS iD, LLC and Lind Global Fund II LP.
10.9	Note and Warrant Purchase Agreement, dated as of July 13, 2023, by and between the Company and the Purchasers party thereto.
10.10	Form of Junior Secured Convertible Promissory Note, dated as of July 13, 2023.
10.11	Form of Junior Secured Convertible Promissory Note, dated as of July 13, 2023.
10.12	Form of Common Stock Purchase Warrant, dated as of July 13, 2023.
10.13	Form of Common Stock Purchase Warrant, dated as of July 13, 2023.
10.14	Placement Agent Common Stock Purchase Warrant, dated as of July 14, 2023, issued to Titan Partners Group LLC.
99.1	PARTS iD, Inc. News Release dated July 17, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PARTS ID, INC.

Date: July 17, 2023	By:	/s/ Lev Peker
		Name:	Lev Peker
		Title:	Chief Executive Officer